Exhibit 99.1

WASTE CONNECTIONS REPORTS FOURTH QUARTER RESULTS AND PROVIDES 2009 OUTLOOK

-	Reports revenue of $259.6 million, up 4.8%
-	Reports operating margins, excluding acquisition-related costs, above expectations
-	Reports GAAP and adjusted Cash EPS of $0.34
-	Reports 2008 net cash provided by operating activities of $270.4 million, or 25.8% of revenue
-	Reports record full year free cash flow of $153.2 million, or $2.14 per share, up 44.2%

FOLSOM, CA, February 9, 2009 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the fourth quarter 2008.  Revenue totaled $259.6 million, a 4.8% increase over revenue of $247.7 million in the year ago period.  Operating income was $49.3 million versus $49.7 million in the fourth quarter of 2007.  Net income in the quarter was $27.9 million, or $0.34 per share on a diluted basis of 81.0 million shares.  In the year ago period, the Company reported net income of $22.8 million and diluted earnings per share of $0.33.

Non-cash costs for equity-based compensation and amortization of acquisition-related intangibles were $4.1 million ($2.5 million net of taxes, or approximately $0.03 per share) in the quarter compared to $2.7 million ($1.6 million net of taxes, or approximately $0.02 per share) in the year ago period.  SG&A in the current period included a $1.5 million ($0.9 million net of taxes, or approximately $0.01 per share) charge for transaction costs associated with the LeMay acquisition completed in the quarter, and the income tax provision included a $3.9 million (or approximately $0.05 per share) benefit due to a decrease in the Company’s estimated deferred tax rate primarily resulting from the LeMay acquisition.

“We are extremely pleased with our results in the fourth quarter especially in light of the most challenging macro environment we have ever experienced.  A contracting economy, precipitous drop in recycling commodity prices and difficult weather conditions in the Pacific Northwest weighed on revenue,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.  “However, continued pricing strength and operational improvements drove our margin for operating income before depreciation and amortization, excluding acquisition-related costs, about 100 basis points above the upper end of our outlook for the quarter.  In addition, the LeMay acquisition met our expectation for operating income before depreciation and amortization despite approximately $2.5 million lower than expected revenue in the period.”

Mr. Mittelstaedt added, “While 2008 was a record year for acquired revenue, we enter 2009 with one of the strongest balance sheets in our sector and are uniquely positioned with the available capital necessary to fund additional growth opportunities, such as the acquisition of certain assets from Republic Services announced today.”

For the year ended December 31, 2008, revenue was $1.05 billion, a 9.5% increase over revenue of $958.5 million in the year ago period.  Operating income was $212.4 million versus $207.0 million for the same period in 2007.  Net income for the year ended December 31, 2008, was $105.6 million, or $1.48 per share on a diluted basis of 71.4 million shares.  In 2007, the Company reported net income of $99.1 million, or $1.42 per share on a diluted basis of 70.0 million shares.  Non-cash costs for equity-based compensation and amortization of acquisition-related intangibles for the year ended December 31, 2008, were $14.2 million ($8.8 million net of taxes, or approximately $0.12 per share) compared to $10.5 million ($6.4 million net of taxes, or approximately $0.09 per share) in 2007.

2009 OUTLOOK

Waste Connections also announced its outlook for 2009 assuming no change in the current economic environment.  The Company’s outlook also assumes the announced transaction with Republic Services closes April 1, 2009, but excludes the impact of any additional acquisitions, divestiture purchases or expensing of related transaction costs.

The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic SEC filings.  Certain components of the outlook for 2009 are subject to quarterly fluctuations.

•	Revenue is estimated to increase 14.5% to approximately $1.2 billion.
•	Depreciation and amortization, which includes approximately $14.5 million of non-cash amortization expense for acquisition-related intangibles, is estimated to be approximately 10.5% of revenue.
•	Operating income is estimated to be approximately 20.5% of revenue.
•	Net interest expense, which includes approximately $4.5 million for non-cash expense associated with the adoption of FSP No. APB 14-1, is estimated at approximately $48.5 million.
•	Effective tax rate is expected to be approximately 38.0%.
•	Net cash provided by operating activities is estimated to be approximately 24.5% of revenue.
•	Capital expenditures are estimated to be approximately $125 million.
•	Diluted shares outstanding are expected to average approximately 81 million.

The above outlook includes approximately $29.0 million of non-cash related costs ($17.8 million net of taxes, or approximately $0.22 per share), consisting of an estimated $14.5 million for amortization of acquisition-related intangibles, $10.0 million for equity-based compensation costs and $4.5 million for non-cash interest expense related to convertible debentures associated with the adoption of FSP No. APB 14-1.  In addition to increased amortization of acquisition-related intangibles, higher landfill depletion expense associated with certain sites expected to be acquired from Republic Services also contributes to the projected year-over-year increase in depreciation and amortization expense as a percentage of revenue from 9.3% in 2008.

CONFERENCE CALL

Waste Connections will be hosting a conference call on February 10th at 8:30 A.M. Eastern Time related to this release and the announced agreement to acquire certain assets from Republic Services.

To access the call, listeners should dial 800-322-5044 (domestic) or 617-614-4927 (international) approximately 10 minutes prior to the scheduled start time and ask the operator for the Waste Connections conference call, Passcode # 12271182.  A replay of the conference call will be available until February 17, 2009, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering Passcode # 40164462.

The call also will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com.  A playback of the call will be available at both of these websites.

For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S.  The Company serves approximately 1.8 million residential, commercial and industrial customers from a network of operations in 23 states.  The Company also provides intermodal services for the movement of containers in the Pacific Northwest.  Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Certain statements contained in this press release are forward-looking in nature, including statements regarding our expected 2009 outlook.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (2) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (6) we may lose contracts through competitive bidding, early termination or governmental action; (7) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (8) increases in the price of fuel may adversely affect our business and reduce our operating margins; (9) increases in labor and disposal and related transportation costs could impact our financial results; (10) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (13) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (14) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (15) each business that we acquire or have acquired may have liabilities that we fail or are unable to discover, including environmental liabilities; (16) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (17) our accruals for our landfill site closure and post-closure costs may be inadequate; (18) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (30) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; and (31) unusually adverse weather conditions may interfere with our operations, harming our operating results.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.  There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business.  We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

- financial tables attached –

CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2008
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2008	2007	2008

Revenues	$247,730	$259,568	$958,541	$1,049,603
Operating expenses:
Cost of operations	149,855	154,534	566,089	628,075
Selling, general and administrative	25,083	29,949	99,565	111,114
Depreciation and amortization	22,912	25,752	85,628	97,429
Loss on disposal of assets	155	60	250	629
Operating income	49,725	49,273	207,009	212,356

Interest expense	(9,143)	(11,336)	(35,023)	(38,824)
Interest income	543	2,790	1,593	3,297
Minority interests	(3,725)	(1,248)	(14,870)	(12,240)
Other income (expense), net	47	(518)	289	(633)
Income before income taxes	37,447	38,961	158,998	163,956

Income tax provision	(14,693)	(11,030)	(59,917)	(58,400)
Net income	$22,754	$27,931	$99,081	$105,556

Basic earnings per common share	$0.34	$0.35	$1.45	$1.51

Diluted earnings per common share	$0.33	$0.34	$1.42	$1.48

Shares used in the per share calculations:
Basic	67,882,400	79,792,842	68,238,523	70,024,874
Diluted	69,478,079	81,031,028	69,994,713	71,419,712

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2007	2008
ASSETS
Current assets:
Cash and equivalents	$10,298	$265,264
Accounts receivable, net of allowance for doubtful
accounts of $4,387 and $3,846 at December 31, 2007
and 2008, respectively	123,882	118,456
Deferred income taxes	14,732	22,347
Prepaid expenses and other current assets	21,953	23,144
Total current assets	170,865	429,211

Property and equipment, net	865,330	984,124
Goodwill	811,049	836,930
Intangible assets, net	93,957	306,444
Restricted assets	19,300	23,009
Other assets, net	21,457	20,922
	$1,981,958	$2,600,640

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,912	$65,537
Book overdraft	8,835	4,315
Accrued liabilities	69,578	95,220
Deferred revenue	44,074	45,694
Current portion of long-term debt and notes payable	13,315	4,698
Total current liabilities	195,714	215,464

Long-term debt and notes payable	719,518	830,758
Other long-term liabilities	38,053	47,509
Deferred income taxes	223,308	251,514
Total liabilities	1,176,593	1,345,245

Commitments and contingencies
Minority interests	30,220	668

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 150,000,000 shares authorized; 67,052,135 and 79,842,239 shares issued and outstanding at December 31, 2007 and 2008, respectively	670	798
Additional paid-in capital	254,284	647,829
Retained earnings	524,481	630,037
Accumulated other comprehensive loss	(4,290)	(23,937)
Total stockholders' equity	775,145	1,254,727
	$1,981,958	$2,600,640

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2008
(Unaudited)
(Dollars in thousands)

	Twelve months ended
	December 31,
	2007	2008

Cash flows from operating activities:
Net income	$99,081	$105,556
Adjustments to reconcile net income to
net cash provided by operating activities:
Loss on disposal of assets	250	629
Depreciation	81,287	91,095
Amortization of intangibles	4,341	6,334
Deferred income taxes, net of acquisitions	12,440	31,902
Minority interests	14,870	12,240
Amortization of debt issuance costs	2,182	1,966
Stock-based compensation	6,128	7,854
Interest income on restricted assets	(684)	(542)
Closure and post-closure accretion	1,155	1,400
Excess tax benefit associated with equity-based compensation	(14,137)	(6,441)
Net change in operating assets and liabilities, net of acquisitions	12,156	18,416
Net cash provided by operating activities	219,069	270,409

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(109,429)	(355,150)
Capital expenditures for property and equipment	(124,234)	(113,496)
Proceeds from disposal of assets	1,016	2,560
Increase in restricted assets, net of interest income	(2,698)	(2,653)
Decrease (increase) in other assets	(264)	1,092
Net cash used in investing activities	(235,609)	(467,647)

Cash flows from financing activities:
Proceeds from long-term debt	626,000	302,000
Principal payments on notes payable and long-term debt	(568,607)	(223,854)
Change in book overdraft	8,835	(4,520)
Proceeds from option and warrant exercises	35,620	19,089
Excess tax benefit associated with equity-based compensation	14,137	6,441
Distributions to minority interest holders	(12,642)	(8,232)
Payments for repurchase of common stock	(110,329)	(31,527)
Proceeds from common stock offering, net	-	393,930
Debt issuance costs	(1,125)	(1,123)
Net cash provided by (used in) financing activities	(8,111)	452,204

Net increase (decrease) in cash and equivalents	(24,651)	254,966
Cash and equivalents at beginning of period	34,949	10,298
Cash and equivalents at end of period	$10,298	$265,264

ADDITIONAL STATISTICS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008
(Dollars in thousands)

Internal Growth:  The following table reflects revenue growth for operations owned for at least 12 months:

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
Price	5.9%	5.6%
Volume	(5.8%)	(1.9%)
Intermodal, Recycling and Other	(4.0%)	(0.7%)
Total	(3.9%)	3.0%

Uneliminated Revenue Breakdown:

	Three Months Ended December 31, 2008		Twelve Months Ended December 31, 2008
Collection	$205,082	69.4%	$787,713	66.4%
Disposal and Transfer	75,846	25.6%	308,811	26.0%
Intermodal, Recycling and Other	14,801	5.0%	89,594	7.6%
Total before inter-company elimination	$295,729	100.0%	$1,186,118	100.0%

Inter-company elimination	$36,161		$136,515
Reported Revenue	$259,568		$1,049,603

Days Sales Outstanding for the three months ended December 31, 2008:  42 (26 net of deferred revenue)

Internalization for the three months ended December 31, 2008:  65%

Other Cash Flow Items:

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
Cash Interest Paid	$9,748	$32,626
Cash Taxes Paid	$2,555	$24,635

Debt to Book Capitalization:  40.0%

Share Information for the three months ended December 31, 2008:

Basic shares outstanding	79,792,842
Dilutive effect of options and warrants	1,000,522
Dilutive effect of restricted stock	237,664
Diluted shares outstanding	81,031,028

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets and excess tax benefit associated with equity-based compensation, plus or minus change in book overdraft, less capital expenditures for property and equipment and distributions to minority interest holders.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations.  Other companies may calculate free cash flow differently.

Free cash flow reconciliation:

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
Net cash provided by operating activities	$75,749	$270,409
Plus/less: Change in book overdraft	4,315	(4,520)
Plus: Proceeds from disposal of assets	1,061	2,560
Plus: Excess tax benefit associated with equity-based compensation	794	6,441
Less: Capital expenditures for property and equipment	(33,960)	(113,496)
Less: Distributions to minority interest holders	-	(8,232)
Free cash flow	$47,959	$153,162
Free cash flow as % of revenues	18.5%	14.6%

	Three Months Ended December 31, 2007	Twelve Months Ended December 31, 2007
Net cash provided by operating activities	$49,003	$219,069
Plus: Change in book overdraft	2,340	8,835
Plus: Proceeds from disposal of assets	61	1,016
Plus: Excess tax benefit associated with equity-based compensation	3,948	14,137
Less: Capital expenditures for property and equipment	(28,127)	(124,234)
Less: Distributions to minority interest holders	(2,205)	(12,642)
Free cash flow	$25,020	$106,181
Free cash flow as % of revenues	10.1%	11.1%

NON-GAAP RECONCILIATION SCHEDULE (continued)
 (in thousands, except per share amounts)

We provide cash earnings to show the impact of equity-based compensation and amortization of intangibles, net of taxes, which are non-cash.  We do consider the dilutive impact to our shareholders when awarding equity-based compensation and value such awards accordingly.  We provide adjusted cash earnings to exclude the effects of items management believes impact the comparability of operating results between periods.  These measures are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate cash earnings and adjusted cash earnings per share differently.

Cash earnings has limitations due to the fact that it does not include all expenses primarily related to our workforce.  More specifically, if we did not pay out a portion of our compensation in the form of equity-based compensation, our cash salary expense would be higher.  We compensate for this limitation by providing supplemental information about outstanding equity-based awards in the footnotes to our financial statements.  Equity-based compensation programs are an important element of our compensation structure and all forms of equity-based awards are valued and included as appropriate in results of operations.

Adjusted cash earnings has additional limitations due to the fact that it may exclude items that have a cash impact on our financial condition and results of operations.  We compensate for this limitation by using adjusted cash earnings in conjunction with, and not as a substitute for, GAAP financial measures.

Cash earnings and as adjusted cash earnings per diluted share:

	Three months ended December 31,
	2007	2008

As reported net income	$22,754	$27,931
Adjustments:
Impact of deferred tax adjustment (a)	-	(3,931)
Acquisition-related transaction costs, net of taxes (b)	-	920
Adjusted net income	22,754	24,920
Non-cash equity-based compensation costs, net of taxes	913	1,196
Non-cash amortization of intangibles, net of taxes	721	1,296
Adjusted cash earnings	$24,388	$27,412

Diluted earnings per common share
As reported net income	$0.33	$0.34
As adjusted net income	$0.33	$0.31
Cash earnings and as adjusted cash earnings	$0.35	$0.34

____________________

(a)	Reflects the adjustment to accrued deferred tax liabilities resulting from a decrease in the Company’s estimated deferred tax rate primarily due to the LeMay acquisition completed in the quarter.

(b)	Reflects the elimination of one-time transaction costs associated with the LeMay acquisition.